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                                               [Logo of Company Name]
                                               Zenith National Insurance Corp.
                                               21255 Califa St.
                                               Woodland Hills, CA 91365-5021
                                               Reply to:  P. O. Box 9055
                                               Van Nuys, CA 91405-9055
                                               Telephone:  818/713-1000
PRESS RELEASE
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BUSINESS & FINANCIAL EDITORS                               STANLEY R. ZAX
                                                           President & Chairman
FOR IMMEDIATE RELEASE

                       ZENITH REPURCHASES OUTSTANDING DEBT

WOODLAND HILLS, CA, February 25, 2000 . . . . . . . . . . . . . . . . . . . . .
Zenith National Insurance Corp. (NYSE:ZNT) announced today that it has paid $18.8 million to repurchase $12.5 million aggregate principal amount of its 9% Senior Notes due 2002 and $8.0 million aggregate liquidation amount of 8.55% Capital Securities due 2028 issued by Zenith National Insurance Capital Trust I, a Delaware statutory business trust all of the voting securities of which are owned by Zenith. Zenith used its available cash balances to pay for the debt repurchases.

After giving effect to the repurchases, there are $62.5 million aggregate principal amount of the 9% Senior Notes outstanding, and $67.0 million aggregate liquidation amount of 8.55% Capital Securities outstanding.



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